                                                                    Exhibit 24.1



                                POWER-OF-ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Lauren, Michael Newman and Nancy A. Platoni Poli, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments to the Annual Report on Form 10-K for the fiscal year ended April 3, 1999 of Polo Ralph Lauren Corporation, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



SIGNATURE                                   TITLE(S)                                       DATE
---------                                   --------                                       ----
/s/ Ralph Lauren                            Chairman of the Board of Directors and         June 25, 1999
----------------------------------          Chief Executive Officer
Ralph Lauren                                (Principal Executive Officer)


/s/ Michael J. Newman                       Vice Chairman of the Board of Directors        June 25, 1999
----------------------------------          and Chief Operating Officer
Michael J. Newman


/s/ Nancy A. Platoni Poli                   Senior Vice President and Chief Financial      June 25, 1999
----------------------------------          Officer (Principal Financial and Accounting
Nancy A. Platoni Poli                       Officer)


/s/ Frank A. Bennack, Jr.                   Director                                       June 25, 1999
----------------------------------
Frank A. Bennack, Jr.


/s/ Joel L. Fleishman                       Director                                       June 25, 1999
----------------------------------
Joel L. Fleishman


/s/ Richard A. Friedman                     Director                                       June 25, 1999
----------------------------------
Richard A. Friedman


/s/ Allen Questrom                           Director                                      June 25, 1999
----------------------------------
Allen Questrom


/s/ Terry S. Semel                           Director                                      June 25, 1999
----------------------------------
Terry S. Semel


/s/ Peter Strom                              Director                                      June 25, 1999
----------------------------------
Peter Strom